SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K



                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): October 27, 1994


                              COMSAT Corporation
                              ------------------
            (Exact name of Registrant as specified in Charter)


  District of Columbia           1-4929             52-0781863
  --------------------           ------             ----------
(State or other juris-        (Commission         (IRS Employer
diction of incorporation)     File Number)        Identification
                                                  Number)


 6560 Rock Spring Drive,    Bethesda, MD              20817
 ---------------------------------------              -----
 (Address of principal executive offices)            Zip Code


Registrant's telephone number, including area code:  (301) 214-3000


                               Not applicable
                               --------------
      (Former name or former address, if changed since last report).


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Item 5.  Other Events
- ---------------------
     Attached to this report as Exhibit 20, and incorporated by reference in this item, is a Press Release of the Corporation, distributed on October 27, 1994, describing certain developments in the Corporation's Entertainment segment, including an agreement to purchase the assets of Beacon Communications Corp., a film and television production company, and a memorandum of understanding with The Anschutz Corporation regarding the construction of a new sports and entertainment complex in Denver.

Item 7.  Financial Statements and Exhibits
- ------------------------------------------
     (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).

Exhibit No.                        Description
- -----------                        -----------
    20                   Press Release dated October 27, 1994.



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                            SIGNATURES
                            ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              COMSAT Corporation




                         By:  /s/ C. Thomas Faulders, III
                             -----------------------------
                              C. Thomas Faulders, III
                              Vice President and Chief
                                Financial Officer


Date: October 27, 1994

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                            EXHIBIT INDEX
                            -------------


Exhibit No.                Description                      Page
- -----------                -----------                      ----

    20            Press Release dated October 27, 1994.       5


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Exhibit 20


COMSAT Corporation                 FROM:   COMSAT Corporation
NEWS RELEASE                               6560 Rock Spring Drive
                                           Bethesda, MD 20817
                                   PHONE:  301 214 3658
                                   FAX:    301 214 7130
                                   DATE:   October 27, 1994


         COMSAT AGREES TO ACQUIRE BEACON COMMUNICATIONS,
         ----------------------------------------------

       PROPOSES NEW DENVER SPORTS & ENTERTAINMENT COMPLEX
       --------------------------------------------------


  BETHESDA, Md.   COMSAT Corporation (NYSE:CQ) today announced
major steps to expand its entertainment business, with an agreement to purchase Los Angeles-based film and television production company Beacon Communications, and an agreement in principle with The Anschutz Corporation to construct a state-of-the-art sports and entertainment complex in Denver. Beacon, an independent filmed entertainment company, has a long-term production financing and domestic distribution arrangement with Sony Pictures Entertainment.

  "Telecommunications and entertainment are merging," said COMSAT President and CEO Bruce L. Crockett. "These ventures put us on both sides of this convergence, and give us greater control of content, positioning COMSAT as a major player in the sports and entertainment business."

  "We are delighted to welcome COMSAT into our partnership with Beacon," said Alan J. Levine, President and Chief Operating Officer of Sony Pictures Entertainment. "COMSAT shares our vision of the future growth of our business, and we look forward to the opportunity to forge a strong working relationship with them."

  Beacon and the Denver complex will add two key components to COMSAT Video Enterprises' successful entertainment business that already includes the NBA Denver Nuggets, television sports programming production, network distribution and video-on-demand plus interactive information for the lodging industry.

  "We're building on a firm foundation of success in our existing businesses, and matching up with strong, strategic partners to move into the future," said COMSAT Video Enterprises President Charlie Lyons. "COMSAT will have all the elements of a 21st century entertainment company, including professional sports in a state-of-the-art venue, film and television production capabilities, and multiple distribution channels that include video-on-demand."

  "This arrangement makes our close ongoing relationship with Beacon even stronger, and positions Beacon to serve as an even richer and more fertile source of product for Sony Pictures in the years to come," said Mark Canton, Chairman of the Columbia TriStar Motion Picture Companies.

  Fred Bernstein, Columbia TriStar Motion Picture Companies'
President continued, "This adds an exciting new dimension to our partnership with Beacon. We anticipate the exploration of exciting new opportunities with COMSAT's involvement."

  Beacon's assets include copyrights on its existing films, Beacon Records and a multi-picture development, production and domestic distribution agreement with Sony Pictures Entertainment
(Columbia & TriStar).

  Beacon's previous features, all critically acclaimed, include
"The Commitments (1991)," "A Midnight Clear (1991)," "Sugar
Hill (1994)" and TriStar Pictures' "Princess Caraboo (1994)."

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"The Commitments" garnered four 1991 British Academy Awards, including "Best Picture" and "Best Director."

  For television, Beacon produced David Mamet's screen adaptation of "A Life In The Theatre" in a co-venture with Turner Pictures.

  Beacon's next theatrical release, Columbia Pictures "The Road to Wellville" starring Anthony Hopkins, Matthew Broderick, Bridget Fonda, John Cusack and Dana Carvey, opens tomorrow.

  "In terms of scale, vision, management and opportunity we feel we have found perfect partners to complement our Sony Pictures relationship," said Beacon's Armyan Bernstein. "COMSAT has had great success in spotting entertainment assets that they could nurture to achieve their fullest potential. We have the same vision of the future of communications -- a world that will find more and more alliances between telecommunications companies and the creators of software."

  Bernstein and Marc Abraham will continue to lead the company in the going-forward roles of chairman and president, respectively.
Both are being signed to five-year employment contracts.

  "Beacon has meant quality films and television at moderate cost," said Abraham. "This commitment continues, and with COMSAT our horizons widen tremendously. You can add professional sports, an entertainment complex and video-on-demand technology to the possibilities open to us. I can't think of what could be more exciting."

  The transaction is structured as an asset purchase with payments of approximately $10 million in cash, $19 million in assumption of existing liabilities, and future cash considerations contingent on the production and performance of motion pictures over the next five years.

  Michael Ovitz and Sandy Climan of Creative Artists Agency of Beverly Hills, Calif., advised COMSAT on the Beacon acquisition. "COMSAT management approached this acquisition with a very clear goal," said Ovitz, "to continue to successfully position their company, for the long term, in the content business. Army Bernstein and Marc Abraham bring to COMSAT terrific management skills and broad knowledge of the creative community. Together, COMSAT and Beacon Communications, in their ongoing alliance with Sony Pictures Entertainment, have the resources and the expertise to become a major new entity in the entertainment industry, expanding the marketplace for artists and producers across the board."

  Allen and Company and Salomon Brothers also served as independent advisers to COMSAT. The purchase agreement was signed this morning, and COMSAT expects to close the transaction before the end of the year.

  In another development, COMSAT's plans to construct a state-of-the-art sports arena and entertainment complex near downtown Denver in a 50-50 partnership with The Anschutz Corporation have been advanced with the signing of a memorandum of understanding to formally establish a joint venture. Scheduled to open for the 1997-98 NBA season, the 19,000-seat arena's construction is contingent on city approval. A decision is expected by year's end.

  "Since purchasing a majority ownership stake in the Nuggets in 1989, COMSAT has

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forged a new era for the team with sound planning decisions and a keen understanding of how to make a franchise successful," said
NBA Commissioner David J. Stern. "The arena will be another visionary step in the right direction."

  The new facility will generate additional revenue and augment fan amenities to strengthen the franchise. It will also allow for the implementation of the latest technological innovations. The facility will allow Denver to compete for a National Hockey League franchise and other national sporting and entertainment events.

  The arena site is located next to Elitch Gardens, a $95 million theme park under construction in which COMSAT and The Anschutz
Corporation hold minority interests.

  "We're delighted about our partnership with COMSAT, and even more delighted about what this means for downtown Denver and the economic development of this city," said Philip Anschutz, Chairman and CEO of The Anschutz Corporation.

  COMSAT and Prime Sports Network, a division of Tele-Communications, Inc. and Liberty Sports, are contemplating construction of a television production center to service the arena and for other potential projects. COMSAT and Prime Sports Network already work together in partnership with NORAC, Inc. in the production of television sports programming through Mountain Mobile Television.

  COMSAT Video Enterprises is a subsidiary of COMSAT Corporation, a global provider of communications and entertainment products and services.

                              # # #

CONTACTS:
Paul Jacobson, COMSAT         Mike Troiano, COMSAT
301.214.3731 (media)          301.214.3244 (analysts)
Joe Tomkowicz, COMSAT
301.214.3658 (media)

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